Exhibit 10.9


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                     STOCK PURCHASE WARRANT

          This Warrant is issued this 27th day of March, 1997, by ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation
(the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                           AGREEMENT:

          1.   Issuance of Warrant; Term.  For and in
consideration of SIRROM CAPITAL CORPORATION purchasing from the Company its debenture due March 27, 2004, in the initial principal amount of Four Million and no/100ths Dollars (the "Debenture") pursuant to the terms of a Debenture Purchase Agreement of even date herewith (the "Debenture Purchase Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase
166,410 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), which the Company represents to equal five percent (5%) of the shares of capital stock outstanding on the day immediately prior to the date hereof, calculated on a fully diluted basis, excluding the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock of the Company issued and sold to Sirrom Capital Corporation on the date hereof and assuming exercise of this Warrant ("Base Amount"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until March 27, 2004.

          2.   Exercise Price.  The exercise price (the "Exercise
Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One
Dollar ($1.00).

          3. Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of one hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 125 James Way, Southampton, PA 18966-3877 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Debenture or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a Fair Market Value (as defined in Section 4(c) below) equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

          4. Covenants and Conditions. The above provisions are subject to the following:

               (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Sherrard & Roe, PLC is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

               THE SHARES OF COMMON STOCK
               REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED
               (THE "ACT"), OR ANY APPLICABLE
               STATE SECURITIES LAW AND MAY NOT BE
               TRANSFERRED UNTIL (I) A
               REGISTRATION STATEMENT UNDER THE
               ACT AND SUCH APPLICABLE STATE
               SECURITIES LAWS SHALL HAVE BECOME
               EFFECTIVE WITH REGARD THERETO, OR
               (II) IN THE OPINION OF COUNSEL
               ACCEPTABLE TO THE COMPANY,
               REGISTRATION UNDER SUCH ACT AND
               SUCH APPLICABLE STATE SECURITIES
               LAWS IS NOT REQUIRED IN CONNECTION
               WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

               (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

               (c) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price per share below the Fair Market Value of such shares, without the prior written consent of the Holder hereof except pursuant to exercise of (i) options outstanding as of the date hereof, (ii) options granted subsequent to the date hereof provided, however, the exercise price of such options is no less than the Fair Market Value of the Common Stock at the date of the grant, or (iii) the warrant for the purchase of 100,000 shares of Common Stock currently held by Chase Manhattan Capital Corporation. In the event that the Company sells shares of the Company's capital stock in violation of this Section 3(c), the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to such sale by the quotient obtained by dividing (i) the Fair Market Value of the shares issued in violation of this Section 3(c) by (ii) the price at which such shares were sold.

               (d) "Fair Market Value" per share of Common Stock shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

               (e) In the event that the Company, pursuant to the terms of that certain letter agreement dated July 28, 1994, between the Company and Osprey Partners ("Osprey"), grants to Osprey a warrant to purchase 125,000 shares of the Common Stock, then the number of Shares as to which this Warrant initially is exercisable shall be increased by 6,250 shares, subject to further adjustment as provided herein.

          5.   Transfer of Warrant.  Subject to the provisions of
Section 3 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided, however, that this Warrant shall not be transferred without the prior written consent of the Company to either of Wyle Labs or Latecoere or to any entity that controls, is controlled by, or is under common control with either of Wyle Labs or Latecoere. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

          6. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

          7. Observation Rights. A nominee of the holder of that portion of this Warrant representing a majority of underlying shares shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Debenture has been paid in full; provided, however, that this requirement shall be deemed satisfied so long as a nominee of the original purchaser of the Debenture is a director of the Company.

          8.   Adjustment Upon Changes in Stock.

               (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

               (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          9. Certain Notices. In case at any time the Company shall propose to:

               (a)  declare any cash dividend upon its Common
Stock;

               (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

               (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

               (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

               (e)  voluntarily or involuntarily dissolve,
liquidate or wind up of the affairs of the Company; or

               (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail,
(i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty
(20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          10. Article and Section Headings. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

          11. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant:

The Address of Holder is:   Sirrom Capital Corporation
                            500 Church Street, Suite 200
                            Nashville, Tennessee  37219
                            Attention:   Craig Macnab
                            Fax No. (615) 726-1208

with a copy to:             Sherrard & Roe, PLC
                            424 Church Street, Suite 2000
                            Nashville, Tennessee  37219
                            Attention:  Donald I.N. McKenzie,
                                        Esq.
                            Fax No. (615) 742-4539

The Address of Company is:  Environmental Tectonics Corporation
                            125 James Way
                            Southampton, Pennsylvania  18966-3877
                            Attention:  William F. Mitchell
                            Fax No. (215) 357-4000

with a copy to:             Stevens & Lee, A Professional
                                   Corporation
                            One Glenhardie Corporate Center
                            1275 Drummers Lane
                            P.O. Box 236
                            Wayne, Pennsylvania  19087
                            Attention:  Jeffrey P. Waldron, Esq.
                            Fax No. (610) 687-1384

          12. Severability. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          13.  Entire Agreement.  This Warrant between the
Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

          14. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

          15. Counterparts. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

          16. Jurisdiction and Venue. The Company hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

          17. Equity Participation. This Warrant is issued in connection with the Debenture Purchase Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. Section 47-24-101, et seq. and that equity participation be permitted under said statutes and not constitute interest on the Debenture. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Debenture Purchase Agreement, or any other agreement or document executed in connection with the Debenture Purchase Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Debenture Purchase Agreement, or any other document or instrument executed in connection with the Debenture Purchase Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Debenture.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

COMPANY:                      ENVIRONMENTAL TECTONICS
                              CORPORATION:

                              By:/s/ Duane Deaner
                                   Duane Deaner
                                   Chief Financial Officer


HOLDER:                       SIRROM CAPITAL CORPORATION

                              By:/s/ Craig Macnab
                                   Name:  Craig Macnab
                                   Title: Vice President